                                                                    EXHIBIT 3.03


                        _______________________________


                                    BYLAWS

                                      OF

                         CENTAUR PHARMACEUTICALS, INC.

                           (a Delaware corporation)


                           As Adopted June 10, 1998


                        _______________________________

                                    BYLAWS
                                      OF
                         CENTAUR PHARMACEUTICALS, INC.

                           (a Delaware corporation)


                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I - STOCKHOLDERS.................................................    1

     Section 1.1:     Annual Meetings....................................    1

     Section 1.2:     Special Meetings...................................    1

     Section 1.3:     Notice of Meetings.................................    1

     Section 1.4:     Adjournments.......................................    1

     Section 1.5:     Quorum.............................................    2

     Section 1.6:     Organization.......................................    2

     Section 1.7:     Voting; Proxies....................................    2

     Section 1.8:     Fixing Date for Determination of Stockholders
                      of Record..........................................    3

     Section 1.9:     List of Stockholders Entitled to Vote..............    4

     Section 1.10:    Action by Written Consent of Stockholders..........    4

     Section 1.11:    Inspectors of Elections............................    5

     Section 1.12:    Notice of Stockholder Business; Nominations........    6

ARTICLE II - BOARD OF DIRECTORS..........................................    8

     Section 2.1:     Number; Qualifications.............................    8

     Section 2.2:     Election; Resignation; Removal; Vacancies..........    8

                                                                           PAGE
                                                                           ----
     Section 2.3:     Regular Meetings...................................     8

     Section 2.4:     Special Meetings...................................     9

     Section 2.5:     Telephonic Meetings Permitted......................     9

     Section 2.6:     Quorum; Vote Required for Action...................     9

     Section 2.7:     Organization.......................................     9

     Section 2.8:     Written Action by Directors........................     9

     Section 2.9:     Powers.............................................     9

     Section 2.10:    Compensation of Directors..........................     9

ARTICLE III - COMMITTEES.................................................    10

     Section 3.1:     Committees.........................................    10

     Section 3.2:     Committee Rules....................................    10

ARTICLE IV - OFFICERS....................................................    11

     Section 4.1:     Generally..........................................    11

     Section 4.2:     Chief Executive Officer............................    11

     Section 4.3:     Chairman of the Board..............................    12

     Section 4.4:     President..........................................    12

     Section 4.5:     Vice President.....................................    12

     Section 4.6:     Chief Financial Officer............................    12

     Section 4.7:     Treasurer..........................................    12

     Section 4.8:     Secretary..........................................    12

     Section 4.9:     Delegation of Authority............................    12

                                                                           PAGE
                                                                           ----
     Section 4.10:    Removal............................................    13

ARTICLE V - STOCK........................................................    13

     Section 5.1:     Certificates.......................................    13

     Section 5.2:     Lost, Stolen or Destroyed Stock Certificates;
                      Issuance of New Certificates.......................    13

     Section 5.3:     Other Regulations..................................    13

ARTICLE VI - INDEMNIFICATION.............................................    13

     Section 6.1:     Indemnification of Officers and Directors..........    13

     Section 6.2:     Advance of Expenses................................    14

     Section 6.3:     Non-Exclusivity of Rights..........................    14

     Section 6.4:     Indemnification Contracts..........................    14

     Section 6.5:     Effect of Amendment................................    14

ARTICLE VII - NOTICES....................................................    15

     Section 7.1:     Notice.............................................    15

     Section 7.2:     Waiver of Notice...................................    15

ARTICLE VIII - INTERESTED DIRECTORS......................................    15

     Section 8.1:     Interested Directors; Quorum.......................    15

ARTICLE IX - MISCELLANEOUS...............................................    16

     Section 9.1:     Fiscal Year........................................    16

     Section 9.2:     Seal...............................................    16

     Section 9.3:     Form of Records....................................    16

     Section 9.4:     Reliance Upon Books and Records....................    16

                                                                           PAGE
                                                                           ----
     Section 9.5:     Certificate of Incorporation Governs...............    16

     Section 9.6:     Severability.......................................    16

ARTICLE X - AMENDMENT....................................................    17

     Section 10.1:    Amendments.........................................    17

ARTICLE XI - SWISS EXCHANGE MATTERS......................................    17

     Section 11.1:    Stockholder Notification of Certain Shareholdings
                      Above 5%...........................................    17

     Section 11.2:    Swiss Exchange Publicity Guidelines................    17


                                    BYLAWS

                                      OF

                         CENTAUR PHARMACEUTICALS, INC.

                           (a Delaware corporation)

                           As Adopted June 10, 1998


                                   ARTICLE I

                                 STOCKHOLDERS

     Section 1.1:  Annual Meetings.  An annual meeting of stockholders shall be
     -----------   ---------------
held for the election of directors at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. Any other proper business may be transacted at the annual meeting.

     Section 1.2:  Special Meetings.  Special meetings of stockholders for any
     -----------   ----------------
purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the members of the Board of Directors. Special meetings may not be called by any other person or persons. If a special meeting of stockholders is called by any person or persons other than by a majority of the members of the Board of Directors, then
        ----- ----
such person or persons shall call such meeting by delivering a written request to call such meeting to each member of the Board of Directors, and the Board of Directors shall then determine the time, date and place of such special meeting, which shall be held not more than one hundred twenty (120) nor less than thirty-five (35) days after the written request to call such special meeting was delivered to each member of the Board of Directors.

     Section 1.3:  Notice of Meetings.  Written notice of all meetings of
     -----------   ------------------
stockholders shall be given stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation, such notice shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 1.4:  Adjournments.  Any meeting of stockholders may adjourn from
     -----------   ------------
time to time to reconvene at the same or another place, and notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken; provided, however,
                                                            --------  -------
that if the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

     Section 1.5:  Quorum.  At each meeting of stockholders, the holders of
     -----------   ------
a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except if otherwise required by applicable law. If a quorum shall
          ------
fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting. Shares of the Corporation's stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the
                                            --------  -------
foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation's stock held by it in a fiduciary capacity.

     Section 1.6:  Organization. Meetings of stockholders shall be presided over
     -----------   ------------
by such person as the Board of Directors may designate, or, in the absence of such a person, the Chairman of the Board, or, in the absence of such person, the President of the Corporation, or, in the absence of such person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting. Such person shall be chairman of the meeting and, subject to Section 1.11 hereof, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 1.7:  Voting; Proxies. Unless otherwise provided by law or the
     -----------   ---------------
Certificate of Incorporation, and subject to the provisions of Section 1.8 of these Bylaws, each stockholder shall be entitled to one (1) vote for each share of stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Voting at meetings of stockholders need not be by written ballot unless such is demanded at the meeting before voting begins by a stockholder or stockholders holding shares representing at least one percent (1%) of the votes entitled to vote at such meeting, or by such stockholder's or stockholders' proxy; provided, however,
                                                          --------  -------
that an election of directors shall be by written ballot if demand is so made by any stockholder at the meeting before voting begins. If a vote is to be taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairman of the meeting deems appropriate. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the meeting and are voted for or against the matter.

     Section 1.8:  Fixing Date for Determination of Stockholders of Record.
     -----------   -------------------------------------------------------

     (a) Generally. In order that the Corporation may determine the stockholders
         ---------
entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided,
                                                                       --------
however, that the Board of Directors may fix a new record date for the adjourned
-------
meeting.

     (b) Stockholder Request for Action by Written Consent. For such period of
         -------------------------------------------------
time as stockholders are authorized to act by written consent pursuant to the provisions of the Certificate of Incorporation and Section 1.10 hereof, any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date for such consent. Such request shall include a brief description of the action proposed to be taken. The Board of Directors shall, within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, then the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, then the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     Section 1.9:   List of Stockholders Entitled to Vote. A complete list of
     -----------    -------------------------------------
stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.

     Section 1.10:  Action by Written Consent of Stockholders.
     ------------   -----------------------------------------

     (a) Procedure.  Unless otherwise provided by the Certificate of
         ---------
Incorporation, and except as set forth in Section 1.8(b) above, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that effective immediately after the closing of a firm
--------  -------
commitment underwritten public offering of shares of the Corporation's Common Stock, any action required or permitted to be taken by the Corporation's stockholders shall be taken only at a duly called annual or special meeting of such stockholders, and the Corporation's stockholders shall not be able to act by written consent. For such period of time as written stockholder consents are permitted, such consents shall bear the date of signature of each stockholder who signs the consent and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner provided above, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to the Corporation in the manner provided above.

     (b) Notice of Consent. Prompt notice of the taking of corporate action by
         -----------------
stockholders without a meeting by less than unanimous written consent of the stockholders shall be given to those stockholders who have not consented thereto in writing, and, in the case of a Certificate Action (as defined below), if the Delaware General Corporation Law so requires, such notice shall be given prior to filing of the certificate in question. If the action which is consented to requires the filing of a certificate under the Delaware General Corporation Law (a "Certificate Action"), then if the Delaware General Corporation Law so
    ------------------
requires, the certificate so filed shall state that written stockholder consent has been given in accordance with Section 228 of the Delaware General Corporation Law and that written notice of the taking of corporate action by stockholders without a meeting as described herein has been given as provided in such section.

     Section 1.11:    Inspectors of Elections.
     ------------     -----------------------

     (a) Applicability.  Unless otherwise provided in the Corporation's
         -------------
Certificate of Incorporation or required by the Delaware General Corporation Law, the following provisions of this Section 1.11 shall apply only if and when the Corporation has a class of voting stock that is: (i) listed on a national securities exchange; (ii) authorized for quotation on an interdealer quotation system of a registered national securities association; or (iii) held of record by more than 2,000 stockholders; in all other cases, observance of the provisions of this Section 1.11 shall be optional and at the discretion of the Corporation.

     (b) Appointment.  The Corporation shall, in advance of any meeting of
         -----------
stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

     (c) Inspector's Oath. Each inspector of election, before entering upon the
         ----------------
discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     (d) Duties of Inspectors. At a meeting of stockholders, the inspectors of
         --------------------
election shall (i) ascertain the number of shares outstanding and the voting power of each share, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

     (e) Opening and Closing of Polls. The date and time of the opening and the
         ----------------------------
closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the inspectors at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

     (f) Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies in accordance with Section 212(c)(2) of the Delaware General Corporation Law, the ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information
             ------
for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.11 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

     Section 1.12:    Notice of Stockholder Business; Nominations.
     ------------     -------------------------------------------

     (a)  Annual Meeting of Stockholders.
          ------------------------------

          (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders shall be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of such meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.12, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this
Section 1.12.

          (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of subparagraph (a)(i) of this Section 1.12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth
(90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual
         --------  -------
meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in
      ------------
the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

          (iii) Notwithstanding anything in the second sentence of subparagraph
(a)(ii) of this Section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

     (b)  Special Meetings of Stockholders.  Only such business shall be
          --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of such meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by subparagraph (a)(ii) of this Section 1.12 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (c)  General.
          -------

          (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

          (ii)  For purposes of this Section 1.12, the term "public
                                                             ------
announcement" shall mean disclosure in a press release reported by the Dow Jones
------------
News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          (iii) Notwithstanding the foregoing provisions of this Section 1.12, at any time that the Corporation is registered under the Exchange Act, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act at such time as the Corporation is subject to the Exchange Act.


                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 2.1: Number; Qualifications.  The Board of Directors shall
     -----------  ----------------------
consist of one or more members. The number of directors as of the date of adoption of these Bylaws shall be [SEVEN (7)], and thereafter shall be fixed from time to time by resolution of the Board of Directors. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

     Section 2.2: Election; Resignation; Removal; Vacancies. Each director shall
     -----------  -----------------------------------------
hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Subject to the rights of any holders of Preferred Stock then outstanding: (i) any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; and (ii) any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors to be elected by all stockholders having the right to vote as a single class, may be filled by the stockholders, by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     Section 2.3: Regular Meetings. Regular meetings of the Board of Directors
     -----------  ----------------
may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board of Directors.

     Section 2.4:   Special Meetings. Special meetings of the Board of Directors
     -----------    ----------------
may be called by the Chairman of the Board, the President or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally or in writing, by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand-delivery, telegram, telex, mailgram, facsimile or similar communication method. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

     Section 2.5:   Telephonic Meetings Permitted.  Members of the Board of
     -----------    -----------------------------
Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or similar communications equipment shall constitute presence in person at such meeting.

     Section 2.6:   Quorum; Vote Required for Action. At all meetings of the
     -----------    --------------------------------
Board of Directors a majority of the total number of authorized directors shall constitute a quorum for the transaction of business. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.7:   Organization. Meetings of the Board of Directors shall be
     -----------    ------------
presided over by the Chairman of the Board, or in his or her absence by the President, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.8:   Written Action by Directors. Any action required or
     -----------    ---------------------------
permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee, respectively.

     Section 2.9:   Powers.  The Board of Directors may, except as otherwise
     ------------   ------
required by law or the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     Section 2.10:  Compensation of Directors.  Directors, as such, may
     ------------   -------------------------
receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board of Directors.

                                  ARTICLE III

                                  COMMITTEES

     Section 3.1:  Committees.  The Board of Directors may, by resolution
     -----------   ----------
passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent
                              ------
authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of
Section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to
Section 253 of the Delaware General Corporation Law.

     Section 3.2:  Committee Rules. Unless the Board of Directors otherwise
     -----------   ---------------
provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

                                  ARTICLE IV

                                   OFFICERS

     Section 4.1:  Generally. The officers of the Corporation shall consist of a
     -----------   ---------
Chief Executive Officer and/or a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers, including a Chairman of the Board of Directors and/or Chief Financial Officer, as may from time to time be appointed by the Board of Directors. All officers shall be elected by the Board of Directors; provided, however, that the Board of Directors may empower the
              --------  -------
Chief Executive Officer of the Corporation to appoint officers other than the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors.

     Section 4.2:  Chief Executive Officer.  Subject to the control of the
     -----------   -----------------------
Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the Chief Executive Officer of the Corporation are:

     (a) To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation;

     (b) To preside at all meetings of the stockholders;

     (c) To call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and

     (d) To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall designate another officer to be the Chief Executive Officer. If there is no President, and the Board of Directors has not designated any other officer to be the Chief Executive Officer, then the Chairman of the Board shall be the Chief Executive Officer.

     Section 4.3:  Chairman of the Board.  The Chairman of the Board shall have
     -----------   ---------------------
the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.

     Section 4.4:  President.  The President shall be the Chief Executive
     -----------   ---------
Officer of the Corporation unless the Board of Directors shall have designated another officer as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board of Directors to the Chairman of the Board and/or to any other officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of president or that are delegated to the President by the Board of Directors.

     Section 4.5:  Vice President.  Each Vice President shall have all such
     -----------   --------------
powers and duties as are commonly incident to the office of Vice President or that are delegated to him or her by the Board of Directors or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer's absence or disability.

     Section 4.6:  Chief Financial Officer.  Subject to the direction of the
     -----------   -----------------------
Board of Directors and the President, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of chief financial officer.

     Section 4.7:  Treasurer.  The Treasurer shall have custody of all monies
     ------------  ---------
and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of a treasurer or as the Board of Directors or the President may from time to time prescribe.

     Section 4.8:  Secretary.  The Secretary shall issue or cause to be issued
     -----------   ---------
all authorized notices for, and shall keep or cause to be kept, minutes of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of secretary or as the Board of Directors or the President may from time to time prescribe.

     Section 4.9:  Delegation of Authority.  The Board of Directors may from
     -----------   -----------------------
time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

     Section 4.10: Removal.  Any officer of the Corporation shall serve at the
     ------------  -------
pleasure of the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.


                                   ARTICLE V

                                     STOCK

     Section 5.1:  Certificates.  Every holder of stock shall be entitled to
     -----------   ------------
have a certificate signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile.

     Section 5.2:  Lost, Stolen or Destroyed Stock Certificates; Issuance of
     -----------   ---------------------------------------------------------
New Certificates.  The Corporation may issue a new certificate of stock in
----------------
the place of any certificate previously issued by it that is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 5.3:  Other Regulations.  The issue, transfer, conversion and
     -----------   -----------------
registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.


                                  ARTICLE VI

                                INDEMNIFICATION

     Section 6.1:  Indemnification of Officers and Directors.  Each person who
     -----------   -----------------------------------------
was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he
                                    ----------
or she (or a person of whom he or she is the legal representative) is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking
--------  -------
indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation; provided, further, that the Corporation shall not
                              --------  -------
be required to indemnify a person for amounts paid in settlement of a proceeding unless the Corporation consents in writing to such a settlement (such consent not to be unreasonably withheld).

     Section 6.2:  Advance of Expenses.  The Corporation shall pay all expenses
     -----------   -------------------
(including attorneys' fees) incurred by such a director or officer in defending any such proceeding as such expenses are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law
             --------  -------
then so requires, the payment of such expenses incurred by such a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that the Corporation shall
                                  --------  -------
not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a proceeding, alleging that such person has breached his or her duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

     Section 6.3:  Non-Exclusivity of Rights.  The rights conferred on any
     ------------  -------------------------
person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

     Section 6.4:  Indemnification Contracts.  The Board of Directors is
     -----------   -------------------------
authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification and related rights to such person. Such rights may be greater than those provided in this Article VI.

     Section 6.5:  Effect of Amendment.  Any amendment, repeal or modification
     -----------   -------------------
of any provision of this Article VI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this
Article VI and existing at the time of such amendment, repeal or modification.

                                  ARTICLE VII

                                    NOTICES

     Section 7.1:  Notice.  Except as otherwise specifically provided herein or
     -----------   ------
required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, first-class postage prepaid for notices within the U.S. and airmail postage prepaid for notices in which the sender or recipient is outside of the U.S., or by sending such notice by prepaid telegram, telex, recognized express courier, mailgram or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such person's address as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, upon deposit in the mail, (iii) in the case of delivery by recognized express courier, on the first business day after such notice is dispatched, and (iv) in the case of delivery via telegram, telex, mailgram, or facsimile, when dispatched.

     Section 7.2:  Waiver of Notice.  Whenever notice is required to be given
     -----------   ----------------
under any provision of these Bylaws, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.


                                 ARTICLE VIII

                             INTERESTED DIRECTORS

     Section 8.1:  Interested Directors; Quorum.  No contract or transaction
     -----------   ----------------------------
between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                  ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1:  Fiscal Year.  The fiscal year of the Corporation shall be
     -----------   -----------
determined by resolution of the Board of Directors.

     Section 9.2:  Seal.  The Board of Directors may provide for a corporate
     -----------   ----
seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors.

     Section 9.3:  Form of Records.  Any records maintained by the Corporation
     -----------   ---------------
in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, diskettes, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible
        --------
form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 9.4:  Reliance Upon Books and Records.  A member of the Board of
     -----------   -------------------------------
Directors, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 9.5:  Certificate of Incorporation Governs.  In the event of any
     -----------   ------------------------------------
conflict between the provisions of the Corporation's Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.

     Section 9.6:  Severability.  If any provision of these Bylaws shall be held
     -----------   ------------
to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation's Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including, without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.


                                   ARTICLE X

                                   AMENDMENT

     Section 10.1:  Amendments.  Stockholders of the Corporation holding a
     ------------   ----------
majority of the Corporation's outstanding voting stock shall have the power to adopt, amend or repeal Bylaws. To the extent provided in the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except insofar as Bylaws adopted by the stockholders shall otherwise provide.


                                  ARTICLE XI

                            SWISS EXCHANGE MATTERS

     Section 11.1:  Stockholder Notification of Certain Shareholdings Above 5%.
     ------------   ----------------------------------------------------------
If, at any time that (i) the Corporation's shares are listed on the Swiss Exchange and (ii) the Corporation is not registered under the Exchange Act, a person or group of affiliated persons acquires or disposes of shares of the Corporation's Common Stock and thereby reaches, exceeds or falls below the respective threshold of 5%, 10%, 20%, 33 1/3%, 50% or 66 2/3% of the aggregate outstanding Common Stock of the Corporation, such person(s) must notify the Corporation and the Swiss Exchange of such transaction. Any notice pursuant to this Section 11.1 shall be given by such person(s) promptly (and in any event within ten (10) days) after such person(s) reaches, exceeds or falls below any one or more of such percentage thresholds, by delivery in writing to the Secretary of the Corporation and to the appropriate person at the Swiss Exchange.

     Section 11.2:  Swiss Exchange Publicity Guidelines.  So long as the
     ------------   -----------------------------------
Corporation's shares are listed on the Swiss Exchange, the Corporation shall comply with the publicity guidelines of the listing rules of the Swiss Exchange.